UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2008

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 11, 2008, NRG Energy, Inc. ("NRG") issued a press release confirming receipt of two letters from Exelon Corporation. The press release announcing the response, including the full text of one of Exelon’s letters, is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On November 11, 2008, Exelon Corporation and its wholly-owned subsidiary, Exelon Xchange Corporation (together, "Exelon"), filed a complaint in the Court of Chancery of the State of Delaware against NRG and its board of directors (the "NRG Board"). The complaint alleges, among other things, that the NRG Board has failed to give due consideration and take appropriate action in response to the acquisition proposal announced by Exelon on October 19, 2008, in which Exelon offers to acquire all of the outstanding shares of NRG common stock at an exchange ratio of 0.485 Exelon shares for each share of NRG common stock. The complaint seeks declaratory and injunctive relief, among other things, (1) declaring that the NRG Board has breached its fiduciary duties to the NRG stockholders by rejecting and refusing to consider Exelon’s acquisition proposal and by failing to exempt the proposed transaction from application of Section 203 of the Delaware General Corporation Law (the "DGCL"), (2) compelling the NRG Board to approve Exelon’s acquisition proposal for purposes of Section 203 of the DGCL, (3) declaring that the adoption of any measure that would have the effect of impeding or interfering with Exelon’s acquisition proposal constitutes a breach of the NRG Board’s fiduciary duties, and (4) enjoining the defendants from adopting any measures that would have the effect of impeding or interfering with Exelon’s acquisition proposal. Based on the facts known to date and the allegations in the complaint, we believe that the claims asserted in the complaint are without merit and we intend to vigorously defend against it.

Important Information
This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of proxy of any stockholder of NRG Energy, Inc. ("NRG"). NRG plans to file with the Securities and Exchange Commission (the "SEC") and furnish to its stockholders a proxy statement and white proxy card in connection with its 2009 Annual Meeting of Stockholders (the "2009 Annual Meeting"). INVESTORS AND STOCKHOLDERS OF NRG ARE URGED TO READ THE PROXY STATEMENT FOR THE 2009 ANNUAL MEETING IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

The exchange offer proposed by Exelon Corporation referred to in this news release has not commenced. If and when commenced, NRG will file with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9. Stockholders of NRG are advised to read NRG’s Solicitation/Recommendation Statement on Schedule 14D-9 in its entirety if and when it becomes available because it will contain important information.

Investors and stockholders will be able to obtain free copies of NRG’s proxy statement (when it becomes available), the Solicitation/Recommendation Statement on Schedule 14D-9 (if and when it becomes available), any other documents filed by NRG in connection with the exchange offer by Exelon Corporation, if and when it is commenced, and other documents filed with the SEC by NRG at the SEC’s website at www.sec.gov. Free copies of any such documents can also be obtained by directing a request to Investor Relations Department, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.

NRG and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in connection with its 2009 Annual Meeting. Information regarding NRG’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 28, 2008, and its proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2008. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of NRG’s stockholders will also be available in NRG’s proxy statement for the 2009 Annual Meeting.

Safe Harbor Disclosure
Certain statements contained herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as "will," "expect," "estimate," "anticipate," "forecast," "plan," "believe" and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

Press Release, dated November 11, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

November 12, 2008	By:	/s/ J. Andrew Murphy

Name: J. Andrew Murphy
Title: Executive Vice Pres & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 11, 2008